UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 20, 2008

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

Ameriprise Financial, Inc. (the “Company”) intends to record a pretax charge of approximately $40 million, or $26 million after-tax, in the fourth quarter of 2008. The charge results from merger-related costs associated with three acquisitions that closed in the fourth quarter:

•                  The acquisition by the Company’s wholly owned subsidiary, Securities America Financial Corporation, of Brecek & Young Advisors, Inc. (“Brecek & Young”), which closed on October 31, 2008;

•                  The acquisition of HRB Financial Corporation (including its principal operating subsidiary, H&R Block Financial Advisors, Inc., now known as Ameriprise Advisor Services, Inc.)(“HRB”), which closed on November 1, 2008; and

•                  The acquisition of J. & W. Seligman & Co., Incorporated (“Seligman”), which closed on November 7, 2008.

The Company expects the Brecek & Young and Seligman acquisitions to be accretive to earnings and return on equity in 2009, and the HRB acquisition to be accretive to earnings and return on equity in the first half of 2010.

This Current Report contains forward-looking statements concerning the estimated financial accretion of the Company’s acquisitions described herein. Such statements reflect management’s plans, estimates and beliefs, and are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.  Readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: November 21, 2008	By	/s/ Walter S. Berman
Walter S. Berman
Executive Vice President and
Chief Financial Officer